Exhibit 10.2

[FORM OF LETTER AGREEMENT TO BE ENTERED INTO BY AND BETWEEN THE REGISTRANT AND EACH OF THE OFFICERS, DIRECTORS AND SPECIAL ADVISORS]

                                                        , 2006

Bank Street Telecom Funding Corp.
One Landmark Square, 18th Fl.
Stamford, CT 06901

Re: Bank Street Telecom Funding Corp. Initial Public Offering – Letter Agreement

Dear Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the "Underwriting Agreement") entered into by and between Bank Street Telecom Funding Corp., a Delaware corporation (the "Company"), and Citigroup Global Markets Inc., as Underwriter (the "Underwriter"), relating to an underwritten initial public offering (the "IPO") of the Company's units (the "Units"), each comprised of one share of the Company's common stock, par value $0.0001 per share (the "Common Stock"), and one warrant, each of which is exercisable for one share of Common Stock (the "Warrant"). The capitalized terms set forth on Schedule 1 attached hereto are hereby incorporated by reference herein.

In order to induce the Company to enter into the Underwriting Agreement and to proceed with the IPO, and in recognition of the benefit that such IPO will confer upon the undersigned as a stockholder, officer, director or special advisor of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company and the Underwriter as follows:

1.    If the Company solicits approval of its stockholders of a Business Combination, the undersigned shall vote all Insider Shares and IPO Shares owned by such person in accordance with the majority of the votes with respect to Public Shares by the holders thereof.

2.    If a Transaction Failure occurs, the undersigned shall take all reasonable actions to cause (i) the Trust Fund to be liquidated and distributed to the holders of the IPO Shares no later than the Termination Date, and (ii) the Company to dissolve and liquidate. The undersigned hereby waives any and all right, title, interest or claim of any kind ("Claim") in or to any distribution of the Trust Fund with respect to such person's Insider Shares, but only such Insider Shares and not with respect to any IPO Shares acquired by the undersigned, and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse for any Claim against the Trust Fund for any reason whatsoever. The undersigned hereby agrees that the Company shall be entitled to a reimbursement from the undersigned for any distribution of the Trust Fund received by the undersigned in respect to such person's Insider Shares.

3.    [The undersigned agrees that if the Company is unable to complete a business combination and is forced to liquidate, the undersigned shall be personally liable to ensure that the proceeds in the Trust Fund are not reduced by the claims of any third party, in each case to the extent any claims made against the Company and the payment of such debts or obligations actually reduces the amount in the Trust Fund.]*

4.    [The undersigned agrees that commencing on the Effective Date and extending until the earlier to occur of the closing of a Business Combination by the Company or a liquidation of the Company, the undersigned shall not become affiliated as an officer, director or stockholder of a blank check or blind pool company (other than the Company) operating in or intending to acquire a business in the communications industry except for any such affiliations existing as of the Effective Date and specifically identified in the Registration Statement under the heading "Management—Directors, Executive Officers and Special Advisors."]*

*	[To be inserted in the letters to be executed by Richard S. Lukaj, James H. Henry, Peter A. Rust, James Peet, and Kyong K. Lee.]

5.    The undersigned shall not, and shall cause any member of such person's Immediate Family or any affiliate of such person not to, accept any compensation for services rendered to the Company prior to the Business Combination Date; provided, that the undersigned shall be entitled to receive reimbursement from the Company for such person's out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination as contemplated in the Prospectus.

6.    The undersigned shall not, and shall cause any member of such person's Immediate Family or any affiliate of such person not to, accept a finder's fee or any other compensation in the event the undersigned, any member of such person's Immediate Family or any affiliate of such person originates a Business Combination other than as contemplated herein or in the Prospectus.

7.    The undersigned represents and warrants that (i) the biographical information furnished to the Company and the Representative and attached hereto as Exhibit A is true and accurate in all respects (other than de minimis errors or omissions), does not omit any material information with respect to the undersigned's background during the previous five years and contains all of the information required to be disclosed pursuant to Item 401 of Regulation S-K, promulgated under the Securities Act of 1933, as amended, (ii) the questionnaires furnished by the undersigned to the Company and the Representative and attached hereto as Exhibit B are true and accurate in all respects (other than de minimis errors or omissions), and (iii) the undersigned may, without violating any agreement by which the undersigned is bound, enter into this letter agreement and to serve as [                                ] [and] [a member of the Board of Directors] [a Special Advisor] of the Company. The undersigned further represents and warrants that:

(a) The undersigned is not subject to or a respondent in any legal action for, any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction;

(b) The undersigned has never been convicted of or pleaded guilty to any crime (i) involving any fraud, (ii) relating to any financial transaction or handling of funds of another person, or (iii) pertaining to any dealings in any securities and is not currently a defendant in any such criminal proceeding; and

(c) The undersigned has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked.

The undersigned acknowledges and understands that the Underwriter and the Company will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.

This letter agreement shall be binding on the undersigned and such person's respective successors, heirs, personal representatives and assigns. This letter agreement shall terminate on the earlier of (i) the Business Combination Date and (ii) the Termination Date.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[The Remainder of this Page is Intentionally Left Blank]

Sincerely,
By: Name:

Accepted and agreed:

Bank Street Telecom Funding Corp.

By:
        Name:

SCHEDULE 1

SUPPLEMENTAL COMMON DEFINITIONS

Unless the context shall otherwise require, the following terms shall have the following respective meanings for all purposes, and the following definitions are equally applicable to both the singular and the plural forms and the feminine, masculine and neuter forms of the terms defined.

"Business Combination" shall mean the acquisition by the Company, whether through merger, capital stock exchange, asset acquisition, stock purchase or other business combination transaction, of one or more operating businesses in the communications industry that is its initial business combination and which meets the size, timing and other criteria outlined in the Company's Registration Statement.

"Business Combination Date" shall mean the date upon which a Business Combination is consummated, as conclusively established by a majority of the Independent Directors of the Company immediately following a Business Combination.

"Effective Date" shall mean the date upon which the Registration Statement is declared effective under the Securities Act of 1933, as amended, by the SEC.

"Immediate Family" shall mean, with respect to any person, such person's spouse, lineal descendents, father, mother, brothers or sisters (including any such relatives by adoption or marriage).

"Insiders" shall mean all of the officers, directors and stockholders of the Company immediately prior to the Company's IPO.

"Insider Shares" shall mean all shares of Common Stock of the Company owned by an Insider immediately prior to the Company's IPO. For the avoidance of doubt, Insider Shares shall not include any IPO Shares purchased by Insiders in connection with or subsequent to the Company's IPO.

"IPO Shares" shall mean all shares of Common Stock issued by the Company in its IPO, regardless of whether such shares were issued to or are held by an Insider.

"Prospectus" shall mean the final prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and included in the Registration Statement.

"Pubic Shares" shall mean all IPO Shares excluding any IPO shares that are held by Insiders.

"Registration Statement" shall mean the registration statement filed bu the Company on Form S-1 (No. 333-127238) with the SEC on August 5, 2005, and any amendment or supplement thereto, in connection with the Company's IPO.

"SEC" shall mean the United States Securities and Exchange Commission.

"Termination Date" shall mean the date that is sixty (60) calendar days immediately following the Transaction Failure Date (inclusive thereof).

"Transaction Failure" shall mean the earlier of (i) the failure to enter into a letter of intent, definitive agreement or agreement in principle with respect to a Business Combination on any day during the twelve-month period immediately following the Effective Date, and (ii) the failure to consummate a Business Combination on any day during the eighteen-month period immediately following the Effective Date.

"Transaction Failure Date" shall mean the date upon which a Transaction Failure occurs, as conclusively established by a majority of the Independent Directors of the Company immediately following a Transaction Failure.

"Trust Fund" shall mean that certain trust account established with Continental Stock Transfer & Trust Company and in which the Company deposited the "funds to be held in trust", as described in the Prospectus.

EXHIBIT A

Biography

See attached.

EXHIBIT B

Questionnaires

See attached.